                                                                [Conformed Copy]
                                                                 --------------


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                          AGREEMENT AND PLAN OF MERGER
                              AND RECAPITALIZATION



                                     between



                              WM ACQUISITION, INC.


                                       and


                             WILMAR INDUSTRIES, INC.





                          Dated as of December 22, 1999



================================================================================

                                TABLE OF CONTENTS
                                -----------------


                                                                                                      Page
                                                                                                      ----
RECITALS.................................................................................................1

ARTICLE 1

THE MERGER...............................................................................................2
         Section 1.1       The Merger....................................................................2
         Section 1.2       Closing.......................................................................2
         Section 1.3       Effective Time................................................................2
         Section 1.4       The Certificate of Incorporation..............................................2
         Section 1.5       The By-Laws...................................................................2
         Section 1.6       Directors of Surviving Corporation............................................3
         Section 1.7       Officers of Surviving Corporation.............................................3

CONVERSION OR CANCELLATION OF SHARES
IN THE MERGER AND THE RECAPITALIZATION EXCHANGE..........................................................3
         Section 2.1       Conversion or Cancellation of Shares and the Recapitalization
                  Exchange...............................................................................3
         Section 2.2       Payment for Shares............................................................4
         Section 2.3       Transfer of Shares After the Effective Time...................................5
         Section 2.4       Stock Options.................................................................5

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................5
         Section 3.1       Organization and Qualification; Subsidiaries..................................5
         Section 3.2       Certificate of Incorporation and By-Laws......................................6
         Section 3.3       Capitalization................................................................6
         Section 3.4       Authority.....................................................................7
         Section 3.5       No Conflict...................................................................8
         Section 3.6       Required Filings and Consents.................................................9
         Section 3.7       Permits; Compliance with Law..................................................9
         Section 3.8       SEC Filings; Financial Statements............................................10
         Section 3.9       Absence of Certain Changes or Events.........................................11
         Section 3.10      Employee Benefit Plans; Labor Matters........................................11
         Section 3.11      Contracts; Debt Instruments..................................................14
         Section 3.12      Litigation...................................................................14
         Section 3.13      Environmental Matters........................................................15
         Section 3.14      Intellectual Property........................................................15
         Section 3.15      Taxes........................................................................16
         Section 3.16      Non-Competition Agreements...................................................17
         Section 3.17      Assets.......................................................................17
         Section 3.18      Opinion of Financial Advisor.................................................17


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
         Section 3.19      Brokers......................................................................18
         Section 3.20      Certain Statutes.............................................................18
         Section 3.21      Information..................................................................18
         Section 3.22      Vote Required................................................................18

ARTICLE 4

REPRESENTATIONS AND WARRANTIES
OF MERGER SUB...........................................................................................18
         Section 4.1       Organization.................................................................18
         Section 4.2       Binding Obligation...........................................................19
         Section 4.3       No Authorization or Consents Required........................................19
         Section 4.4       Financing Commitments........................................................19
         Section 4.5       No Conflict..................................................................20
         Section 4.6       Information..................................................................20
         Section 4.7       Brokers......................................................................20

ARTICLE 5

COVENANTS...............................................................................................21
         Section 5.1       Conduct of Business of the Company...........................................21
         Section 5.2       Other Actions................................................................23
         Section 5.3       Notification of Certain Matters..............................................23
         Section 5.4       Proxy Statement..............................................................24
         Section 5.5       Stockholders' Meeting........................................................25
         Section 5.6       Access to Information; Confidentiality.......................................26
         Section 5.7       No Solicitation..............................................................26
         Section 5.8       Directors' and Officers' Indemnification and Insurance.......................28
         Section 5.9       Reasonable Best Efforts......................................................29
         Section 5.10      Consents; Filings; Further Action............................................29
         Section 5.11      Public Announcements.........................................................30
         Section 5.12      Stock Exchange Listings and De-Listings......................................30
         Section 5.13      Expenses.....................................................................30
         Section 5.14      Takeover Statutes............................................................30
         Section 5.15      Employee Benefit Arrangements................................................31
         Section 5.16      Issuance of Class C Preferred Stock..........................................31
         Section 5.17      Solvency Matters.............................................................31

ARTICLE 6

CONDITIONS..............................................................................................32
         Section 6.1       Conditions to Each Party's Obligation to Effect the Merger...................32
         (a)      Stockholder Approval..................................................................32
         (b)      Governmental Consents.................................................................32

                                       ii
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
         (c)      Litigation............................................................................32
         Section 6.2       Conditions to Obligations of Merger Sub......................................32
         (a)      Representations and Warranties........................................................32
         (b)      Performance of Obligations of the Company.............................................33
         (c)      Material Adverse Effect...............................................................33
         (d)      Financing.............................................................................33
         (e)      Consents Under Agreements.............................................................33
         (f)      Company Voting Agreement..............................................................33
         Section 6.3       Conditions to Obligation of the Company......................................33
         (a)      Representations and Warranties........................................................33
         (b)      Performance of Obligations of Merger Sub..............................................34
         (c)      Material Adverse Effect...............................................................34
         (d)      Consents Under Agreements.............................................................34

ARTICLE 7

TERMINATION.............................................................................................34
         Section 7.1       Termination..................................................................34
         Section 7.2       Effect of Termination........................................................36
         Section 7.3       Amendment....................................................................36
         Section 7.4       Waiver.......................................................................36
         Section 7.5       Expenses following Termination...............................................36

ARTICLE 8

MISCELLANEOUS...........................................................................................38
         Section 8.1       Certain Definitions..........................................................38
         Section 8.2       Non-Survival of Representations, Warranties and Agreements...................38
         Section 8.3       Counterparts.................................................................39
         Section 8.4       Governing Law and Venue; Waiver of Jury Trial................................39
         Section 8.5       Notices......................................................................40
         Section 8.6       Entire Agreement.............................................................41
         Section 8.7       No Third Party Beneficiaries.................................................41
         Section 8.8       Severability.................................................................42
         Section 8.9       Interpretation...............................................................42
         Section 8.10      Assignment...................................................................42

                             INDEX OF DEFINED TERMS
                             ----------------------

Term                                                                      Section
----                                                                      -------
Acquisition Agreement.................................................... 5.7(e)(ii)
affiliate................................................................ 8.1(a)
Agreement................................................................ Title
Benefit Plan............................................................. 3.10(a)
business day............................................................. 8.1(b)
Certificate of Merger.................................................... 1.3
Class C Preferred Stock.................................................  Recitals
Claims................................................................... 3.12
Closing.................................................................. 1.2
Closing Date............................................................. 1.2
COBRA.................................................................... 3.10(a)
Common Stock............................................................. Recitals
Company.................................................................. Title
Company Benefit Plan .................................................... 3.10(a)
Company Charter Documents................................................ 3.2
Company Disclosure Letter................................................ Article 3 (introduction)
Company Financial Advisor................................................ 3.18
Company Permits.......................................................... 3.7
Company Principal........................................................ Recitals
Company SEC Reports...................................................... 3.8(a)
Company Stockholders Meeting............................................. 5.4
Company Subsidiaries..................................................... 3.1(a)
Company Voting Agreement................................................. Recitals
Confidentiality Agreement................................................ 5.6
control.................................................................. 8.1(a)
controlled by............................................................ 8.1(a)
controlling.............................................................. 8.1(a)
Debt Financing Commitments............................................... 4.4
Effective Time........................................................... 1.3
Employee................................................................  3.10(a)
Environmental Law........................................................ 3.13
Equity Financing Commitments............................................. 4.4
ERISA.................................................................... 3.10(a)
Exchange Act............................................................. 3.6
Expenses................................................................. 7.5(a)
GAAP..................................................................... 3.8(b)
Governmental Entity...................................................... 3.6
group.................................................................... 8.1(e)
Hazardous Substance...................................................... 3.13
HSR Act.................................................................. 3.6
including................................................................ 8.1(c)

Term                                                                      Section
----                                                                      -------
Indemnified Parties...................................................... 5.8(a)
Intellectual Property.................................................... 3.14(a)
knowledge................................................................ 8.1(d)
Law...................................................................... 3.5(a)(ii)
Liens.................................................................... 3.3
Material Adverse Effect on the Company................................... 3.1(a)
Material Assets.........................................................  3.17(a)
Merger................................................................... Recitals
Merger Consideration..................................................... 2.1(a)
Merger Sub............................................................... Title
Merger Sub Material Adverse Effect....................................... 4.1
NASD..................................................................... 5.4(a)
NJBC..................................................................... Recitals
Option................................................................... 2.4
Option Plans............................................................. 2.4
Other Filings............................................................ 5.4(a)
Paying Agent............................................................. 2.2
PBGC..................................................................... 3.10(a)
Permitted Liens.......................................................... 3.17
person................................................................... 8.1(e)
Preferred Stock.......................................................... 3.3(a)
Proxy Statement.......................................................... 5.4(a)
Representatives.......................................................... 5.6
Requisite Company Vote................................................... 3.4(a)
Retiree Welfare Plan..................................................... 3.10(a)
SEC...................................................................... 3.8
Securities Act........................................................... 3.8
Senior Preferred Stock................................................... 2.1(b)
Shares................................................................... 2.1(a)
Software................................................................. 3.14(a)
subsidiary............................................................... 8.1(f)
subsidiaries............................................................. 8.1(f)
Superior Proposal........................................................ 5.7(e)(i)
Surviving By-Laws........................................................ 1.5
Surviving Charter........................................................ 1.4
Surviving Corporation.................................................... 1.1
Systems.................................................................. 3.14(c)
Takeover Proposal........................................................ 5.7(a)
Takeover Statute......................................................... 3.20
Taxes.................................................................... 3.15
Technology............................................................... 3.14(a)
Terminating Company Breach............................................... 7.1(f)
Terminating Merger Sub Breach............................................ 7.1(g)

Term                                                                      Section
----                                                                      -------
Termination Amount....................................................... 7.5(b)
under common control with................................................ 8.1(a)
Welfare Plan............................................................. 3.10(a)
Year 2000 Compliant...................................................... 3.14(c)

                AGREEMENT AND PLAN OF MERGER AND RECAPITALIZATION


         AGREEMENT AND PLAN OF MERGER AND RECAPITALIZATION (the "Agreement"), dated as of December 22, 1999 by and between WM Acquisition, Inc., a New Jersey corporation (the "Merger Sub"), and Wilmar Industries, Inc., a New Jersey corporation (the "Company").


                                    RECITALS:

         WHEREAS, the respective boards of directors of each of the Merger Sub and the Company each have approved this Agreement pursuant to which, among other things, Merger Sub will be merged with and into the Company (the "Merger") on the terms and conditions contained herein and in accordance with the New Jersey Business Corporation Act (the "NJBC").

         WHEREAS, concurrently with the execution of this Agreement, as a condition to the willingness of Merger Sub to enter into this Agreement, (i) Mr. William Green (the "Company Principal") is entering into a Voting and Exchange Agreement with Merger Sub and the Company (the "Company Voting Agreement"), providing for, among other things, the agreement of the Company Principal to vote all shares of the Company's common stock, no par value (the "Common Stock"), beneficially owned by him on the date hereof in favor of approval and adoption of this Agreement and the Merger, and to exchange certain shares of Common Stock owned by him for newly issued shares of Class C Preferred Stock, par value $.10 per share, of the Company (the "Class C Preferred Stock") prior to the Merger, and (ii) the Company Principal has delivered to the Merger Sub an irrevocable proxy to vote such shares as described above.

         WHEREAS, certain terms used in this Agreement which are not capitalized have the meanings specified in Section 8.1.

         WHEREAS, the Company and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of New Jersey, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers, purposes and franchises, both public and private, shall continue unaffected by the Merger. The Merger shall have the effects set forth in Section 14A:10-6 of the NJBC.

         Section 1.2 Closing. The closing of the Merger (the "Closing") shall take place (a) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York at 10:00 a.m. on the third business day after the last to be fulfilled or waived of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (b) at such other place and time and/or on such other date as the Company and the Merger Sub may agree in writing (the "Closing Date").

         Section 1.3 Effective Time. As soon as practicable following the Closing, the Company and Merger Sub will cause a Certificate of Merger (the "Certificate of Merger") to be signed, acknowledged and delivered for filing with the Secretary of the State of New Jersey as provided in Section 14A:10-4.1 of the NJBC. The Merger shall become effective at the time when a Certificate of Merger has been duly filed with the Secretary of State of the State of New Jersey or such other time as shall be agreed upon by the parties and set forth in the Certificate of Merger (the "Effective Time").

         Section 1.4 The Certificate of Incorporation. The certificate of incorporation of the Surviving Corporation shall be amended and restated in the form of the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time (the "Surviving Charter"), until duly amended as provided in the Surviving Charter or by applicable law, except that, as of the Effective Time, Article I of such certificate of incorporation shall be amended to read as follows: "The name of the corporation is Wilmar Industries, Inc."

         Section 1.5 The By-Laws. The by-laws of the Surviving Corporation shall be amended and restated in the form of the by-laws of Merger Sub in effect at the Effective Time (the "Surviving By-Laws"), until duly amended as provided in the Surviving By-Laws or by applicable law.

         Section 1.6 Directors of Surviving Corporation. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter and the Surviving By-Laws.

         Section 1.7 Officers of Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter and the Surviving By-Laws.


                                    ARTICLE 2

                      CONVERSION OR CANCELLATION OF SHARES
                 IN THE MERGER AND THE RECAPITALIZATION EXCHANGE

         Section 2.1 Conversion or Cancellation of Shares and the
Recapitalization Exchange. The manner of converting, retaining or canceling shares of the Company and Merger Sub in the Merger shall be as follows:

                  (a) At the Effective Time, except as otherwise provided in
Section 2.1(c), each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Shares owned by Merger Sub, collectively, the "Shares"), shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, an amount in cash (the "Merger Consideration") equal to $18.25. All such Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares upon the surrender of such certificate in accordance with Section 2.2.

                  (b) At the Effective Time, each share of Class C Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into (i) .5486558 shares of Common Stock and (ii) 1.7701344 shares of Cumulative Senior Preferred Stock, par value $0.01 per share of the Company (the "Senior Preferred Stock").

                  (c) At the Effective Time, each share of Common Stock issued and outstanding at the Effective Time and owned by Merger Sub, and each Share issued and held in the Company's treasury at the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                  (d) At the Effective Time, (i) each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub or the holders of such shares, be converted into one share of Common Stock and (ii) each share of preferred stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub or the holders of such shares, be converted into one share of Senior Preferred Stock.

         Section 2.2 Payment for Shares. The Surviving Corporation shall make available or cause to be made available to the paying agent appointed by Merger Sub with the Company's prior approval (the "Paying Agent") amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments pursuant to Section 2.1(a) hereof to holders of Shares issued and outstanding immediately prior to the Effective Time. At the Effective Time, the Surviving Corporation shall instruct the Paying Agent to promptly, and in any event not later than three business days following the Effective Time, mail to each person who was, at the Effective Time, a holder of record (other than Merger Sub) of issued and outstanding Shares a form (mutually agreed to by Merger Sub and the Company) of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any of such Shares in exchange for payment therefor. Upon surrender to the Paying Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Surviving Corporation shall instruct the Paying Agent to promptly, and in any event not later than three business days following receipt of properly tendered certificates and letters of transmittal, pay to the persons entitled thereto a check in the amount to which such persons are entitled, after giving effect to any required tax withholdings. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate. If payment is to be made to a person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. One hundred and eighty days following the Effective Time, the Surviving Corporation shall be entitled to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent which have not been disbursed to holders of certificates formerly representing Shares outstanding on the Effective Time, and thereafter such holders shall be entitled to look to the Surviving Corporation only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their certificates. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of certificates formerly representing Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Section 2.3 Transfer of Shares After the Effective Time. No transfer of Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.

         Section 2.4 Stock Options. Immediately prior to the Effective Time, each outstanding option to purchase shares of Common Stock (an "Option") granted under the Company's Amended and Restated 1995 Stock Option Plan and any similar plan or arrangement providing for the issuance of options (collectively, the "Option Plans"), whether or not then exercisable or vested, shall become fully exercisable and vested. At the Effective Time (A) each Option which is then outstanding shall be canceled and (B) in consideration of such cancellation, and except to the extent that Merger Sub and the holder of any such Option otherwise agree, immediately following consummation of the Offer, the Company shall pay to such holders of Options an amount in respect thereof equal to the product of (x) the excess of the Merger Consideration over the exercise price thereof, if any, and (y) the number of shares of Common Stock subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto). No payment shall be made with respect to any Option having a per share exercise price, as in effect at the Effective Time, equal to or greater than the Merger Consideration.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Merger Sub that, except as set forth in the corresponding sections of the Disclosure Letter delivered to Merger Sub by the Company prior to the execution of this Agreement (the "Company Disclosure Letter"):

         Section 3.1 Organization and Qualification; Subsidiaries.

                  (a) Each of the Company and each subsidiary of the Company (collectively, the "Company Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. For purposes of this Agreement, "Material Adverse Effect on the Company" means any change in or effect on the business, assets, properties, results of operations or condition (financial or otherwise) of the Company or any Company Subsidiary that is or could reasonably be expected to be materially adverse to the Company and the Company Subsidiaries, taken as a whole, or that could reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby.

                  (b) The Company Disclosure Letter sets forth a complete and correct list of all of the Company Subsidiaries, their respective jurisdictions of organization and percentage ownership by the Company. Neither the Company nor any Company Subsidiary holds any interest in any person other than the Company Subsidiaries so listed.

         Section 3.2 Certificate of Incorporation and By-Laws. The copies of the Company's certificate of incorporation and by-laws, each as amended through the date of this Agreement (collectively, the "Company Charter Documents") that are incorporated by reference in, as exhibits to the Company's annual report on Form 10-K for the year ended December 25, 1998 are complete and correct copies of those documents. The Company Charter Documents and all comparable corporate organizational documents of the Company Subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents.

         Section 3.3 Capitalization.

                  (a) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, 5,000,000 shares of Preferred Stock, par value $0.01 per share, 129,450 shares of Series A Senior Preferred Stock, par value $0.01 per share and 105,914 shares of Series B Senior Preferred Stock, par value $0.01 per share (collectively, the "Preferred Stock"). As of the date of this Agreement, (i) 12,407,826 shares of Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and not subject to preemptive rights, (ii) 1,000,000 shares of Company Common Stock were held in the treasury of the Company and (iii) 1,502,166 shares of Common Stock were reserved for issuance upon exercise of Options that are outstanding or available for grant. As of the date of this Agreement, no shares of Preferred Stock are issued and outstanding.

                  (b) As of the date of this Agreement, an aggregate of 1,135,376 Options granted by the Company under the Option Plans are issued and outstanding. Except for the Options, there are no options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. The Company Disclosure Letter sets forth, as of the date of this Agreement, (x) the persons to whom Options have been granted and (y) the exercise price for the Options held by each such person. No consent of the holder of any Options is required in connection with the cancellation thereof pursuant to Section 2.4.

                  (c) All shares of Common Stock subject to issuance, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments under which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and will not be subject to preemptive rights. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights and each such share owned by the Company or a Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances or any nature whatsoever (collectively, "Liens"). There are no outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary that is not wholly owned by the Company or in any other person.

         Section 3.4 Authority.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by the Company. The execution and delivery of this Agreement by the Company and the consummation by the Company of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions, other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority of the outstanding shares of Common Stock (the "Requisite Company Vote"). This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding obligation of the other party, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

                  (b) The Special Committee of the Board of Directors of the Company and the full Board of Directors of the Company (i) has unanimously adopted the plan of merger set forth in Articles I and II of this Agreement and approved this Agreement and the other transactions contemplated by this Agreement and (ii) has unanimously agreed to recommend to the stockholders the approval of this Agreement, the Merger, and the other transactions contemplated hereby.

         Section 3.5 No Conflict.

                  (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not:

                          (i) conflict with or violate any provision of any Company Charter Document or any equivalent organizational documents of any Company Subsidiary;

                          (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.6 have been obtained and all filings and obligations described in Section 3.6 have been made, conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected, except for any such conflicts or violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company; or

                          (iii) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary under any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation (collectively, "Contracts") to which the Company or any Company Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected, except for any such breaches, defaults, rights or Liens that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                  (b) The Company Disclosure Letter sets forth a correct and complete list of all material Contracts to which the Company or any Company Subsidiaries are a party or by which they or their assets or properties is or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement.

         Section 3.6 Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body or self-regulated entity (each, a "Governmental Entity"), other than (i) compliance with applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) compliance with the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (iii) the filing of a Certificate of Designation relating to the Series C Preferred Stock; (iv) the filing of the Certificate of Merger in accordance with the NJBC; and (v) where the failure to obtain such consent, approval, authorization or permit, or to provide such notice or make such filing, individually or in the aggregate, has not and could not reasonably be expected to result in a Material Adverse Effect.

         Section 3.7 Permits; Compliance with Law. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "Company Permits"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected or (ii) any Company Permits, except for any such conflicts, defaults or violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

         Section 3.8 SEC Filings; Financial Statements.

                  (a) The Company has filed all forms, reports, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since January 1, 1998 (collectively, including any such documents filed subsequent to the date of this Agreement, the "Company SEC Reports") and the Company has made available to the Merger Sub each Company SEC Report filed with the Securities and Exchange Commission (the "SEC"). The Company SEC Reports, including any financial statements or schedules included or incorporated by reference, (i) comply in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") or both, as the case may be, applicable to those Company SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

                  (b) Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presented or will fairly present, in all material respects, the consolidated financial position of the Company or a Company Subsidiary as the case may be, as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules), fairly presented or will fairly present, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Company and the consolidated Company Subsidiaries (or of any Company Subsidiary, as the case may be) for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) consistently applied throughout the periods indicated.

                  (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 25, 1998, including the related notes, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 25, 1998, that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

         Section 3.9 Absence of Certain Changes or Events. Since December 25, 1998, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

                  (a) any Material Adverse Effect on the Company;

                  (b) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any Company Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company;

                  (c) any material change by the Company in its or any Company Subsidiary's accounting methods, principles or practices;

                  (d) any declaration, setting aside or payment of any dividend or distribution in respect of Company Shares or any redemption, purchase or other acquisition of any of the Company's securities;

                  (e) any event, occurrence or action described in Section 5.1(a)-(l).

         Section 3.10 Employee Benefit Plans; Labor Matters.

                  (a) For purposes of this Agreement:

                          (i) "Benefit Plan" means any employee benefit plan, arrangement, policy or commitment, including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accidental death and dismemberment insurance plan, any holiday or vacation practice or any other employee benefit plan within the meaning of section 3(3) of ERISA, as to which the Company has any direct or indirect, actual or contingent liability;

                          (ii) "Company Benefit Plan" means any Benefit Plan that provides benefits with respect to current or former Employees;

                          (iii) "Welfare Plan" means and Benefit Plan that is a welfare plan within the meaning of and subject to ERISA section 3(1);

                          (iv) "Retiree Welfare Plan" means any Welfare Plan that provides benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his dependents);

                          (v) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

                          (vi) "COBRA" means the provisions of Code section 4980B and Part 6 of Title I of ERISA;

                          (vii) "Employee" means any individual employed by the Company or any of its subsidiaries; and

                          (viii) "PBGC" means the Pension Benefit Guaranty Corporation.

                  (b) The Company Disclosure Letter sets forth all Company Benefit Plans. With respect to each such plan, the Company has delivered to the Merger Sub correct and complete copies of: (i) all plan texts and agreements and related trust agreements or annuity contracts; (ii) all summary plan descriptions and material Employee communications; (iii) the most recent annual report (including all schedules thereto); (iv) the most recent annual audited financial statement and opinion applicable to a plan intended to qualify under Code section 401(a) or 403(a); (v) if the plan is intended to qualify under Code section 401(a) or 403(a), the most recent determination letter, if any, received from the IRS; and (vi) all material communications with any governmental entity or agency (including, without limitation, the PBGC and the IRS).

                  (c) The Company has no direct or indirect, actual or contingent liability with respect to any Benefit Plan other than to make payments pursuant to Company Benefit Plans in accordance with the terms of such plans.

                  (d) Each of the Company and its subsidiaries has made all material payments due from it to date with respect to each Benefit Plan.

                  13 (e) All material amounts properly accrued as liabilities to, or expenses of, any Benefit Plan that have not been paid have been properly reflected on the Financial Statements.

                  (f) There are no Benefit Plans that are subject to any of Code section 412, ERISA section 302 or Title IV or ERISA.

                  (g) Each Benefit Plan conforms in all material respects to, and its administration is in all material respects in compliance with, all applicable laws and regulations.

                  (h) There are no actions, liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Benefit Plan.

                  (i) Each Benefit Plan which is intended to qualify under Code section 401(a) or 403(a) so qualifies.

                  (j) Each Benefit Plan which is a "group health plan" (as defined in ERISA section 607(1)) has been operated in all material respects in compliance with the provisions of COBRA and any applicable, similar state law.

                  (k) There is no contract or arrangement in existence with respect to any Employee that would result in the payment of any amount that by operation of Code section 280G would not be deductible to the Company or any of its subsidiaries.

                  (l) No assets of the Company are allocated to or held in a "rabbi trust" or similar funding vehicle.

                  (m) Except as disclosed on Schedule 3.10, there are no: (i) unfunded benefit obligations with respect to any Employee that are not fairly reflected by reserves shown on the Financial Statements, (ii) reserves, assets, surpluses or prepaid premiums with respect to any Welfare Plan or (iii) Retiree Welfare Plans.

                  (n) The consummation of the transactions contemplated by this Agreement will not: (i) entitle any current or former Employee to severance pay, unemployment compensation or any similar payment; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former Employee; or (iii) constitute or involve a prohibited transaction (as defined in ERISA section 406 or Code section 4975), constitute or involve a breach of fiduciary responsibility within the meaning of ERISA section 502(1) or otherwise violate Part 4 of Title I of ERISA.

                  (o) No Benefit Plan is a "multiple employer plan" or a "multiemployer plan" within the meaning of the Code or ERISA.

                  (p) The Company does not and has not maintained a plan that is or was subject to Title IV of ERISA, and has no liability in respect of any such plan; no filing of a notice of intent to terminate such a Benefit Plan has been made; and the PBGC has not initiated any proceeding to terminate any such Benefit Plan. No event has occurred, and no condition or circumstance exists, that presents a material risk that any Benefit Plan has or is likely to experience a "partial termination" (within the meaning of Code section 411(d)(3)).

                  (q) As of the Effective Time, the Company, its subsidiaries and any entity under common control with the Company within the meaning of Code section 414(b), (c), (m) or (o) has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time, and within six-month period immediately following the Effective Time, will not incur any such liability or obligation if, during such six-month period, only terminations of employment in the normal course of operations occur.

         Section 3.11 Contracts; Debt Instruments. Neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is or may be bound or affected, except for violations or defaults that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. Set forth in the Company Disclosure Letter is a description of any material changes to the amount and terms of the indebtedness of the Company and the consolidated Company Subsidiaries as described in the notes to the financial statements set forth as incorporated by reference in the Company's quarterly report on Form 10-Q for the period ended September 24, 1999.

         Section 3.12 Litigation. There is no suit, claim, action, proceeding or investigation (collectively, "Claims") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity that, if adversely determined, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect on the Company.

         Section 3.13 Environmental Matters. Except as set forth in Section 3.13 of the Disclosure Schedule, (i) no real property currently or, to the Company's knowledge, formerly owned or operated by the Company or any Subsidiary is contaminated with any Hazardous Substances (as defined herein) to an extent or in a manner or condition now requiring remediation under any Environmental Law (as defined herein), (ii) no judicial or administrative proceeding is pending or, to the knowledge of the Company, threatened relating to liability for any off-site disposal or contamination and (iii) the Company and its Subsidiaries have not received in writing any claims or notices alleging liability under any Environmental Law. Neither the Company nor any Subsidiary is in violation of any applicable Environmental Law and no condition or event has occurred with respect to the Company or any Subsidiary that would constitute a violation of such Environmental Law, excluding in any event, such violations, conditions and events that would not have a Material Adverse Effect. "Environmental Law" means any applicable federal, state or local law, regulation, order, decree or judicial opinion or other agency requirement having the force and effect of law and relating to Hazardous Substances or the protection of the environment. "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law.

         Section 3.14 Intellectual Property.

                  (a) Definitions. For purposes of this Agreement, "Intellectual Property" means all of the following as they exist in all jurisdictions throughout the world, in each case, to the extent owned by, licensed to, or otherwise used by the Company or the Merger Sub: (A) patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted); (B) registered and material unregistered trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof; (C) copyrights, including all renewals and extensions, copyright registrations and applications for registration, and material non-registered copyrights; (D) trade secrets, concepts, ideas, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection) (collectively, "Technology"); and (E) computer software programs, including all source code, object code, and documentation related thereto (the "Software").

                  (b) Ownership and Claims. The Company owns, free and clear of all Liens, and has the unrestricted right to use, sell, or license, all Intellectual Property, except for failures that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. The Company has not been, during the three years preceding the date of this Agreement, a party to any Claim, nor, to the knowledge of the Company, is any Claim threatened, that challenges the validity, enforceability, ownership, or right to use, sell, or license any Intellectual Property, except for Claims that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. To the knowledge of the Company, no third party is infringing upon any Intellectual Property, except for infringements that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

                  (c) Year 2000 Compliance. All Software, hardware, databases, and embedded control systems (collectively, the "Systems") used by the Company are Year 2000 Compliant, except for failures to be Year 2000 Compliant that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. For purposes of this Agreement, "Year 2000 Compliant" means that the Systems (i) accurately process date and time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations and (ii) operate accurately with other software and hardware that use standard date format for representation of the year.

                  (d) Effect of Transaction. The Company is not, nor, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, will be, in violation of any agreement relating to any Intellectual Property, except for violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company. After the completion of the transactions contemplated by this Agreement, the Merger Sub will own all right, title, and interest in and to or have a license to use all Intellectual Property on identical terms and conditions as the Company enjoyed immediately prior to such transactions, except for failures to own or have available for use that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company.

         Section 3.15 Taxes. Except to the extent that failure to do so, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company, the Company and the Company Subsidiaries have filed all Tax returns and reports to be filed by them and have paid, or established adequate reserves for, all Taxes required to be paid by them. Except as, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Material Adverse Effect on the Company, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Company Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall mean all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

         Section 3.16 Non-Competition Agreements. Neither the Company nor any Company Subsidiary is a party to any agreement which purports to restrict or prohibit in any material respect the Company and the Company Subsidiaries collectively from, directly or indirectly, engaging in any business currently engaged in by the Company, any Company Subsidiary. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any Company Subsidiary from, directly or indirectly, engaging in any of such businesses.

         Section 3.17 Assets.

                  (a) The Company and its Subsidiaries own, or otherwise have sufficient and legally enforceable rights to use, all of the properties and assets (real, personal or mixed, tangible or intangible), reasonably necessary for the conduct of, or otherwise material to, their business and operations (the "Material Assets"). The Company and its Subsidiaries have good, valid and marketable title to, or in the case of leased property have good and valid leasehold interests in, all Material Assets, including but not limited to all such Material Assets reflected in the balance sheet dated as of September 24, 1999, constituting a portion of the Company's Quarterly Report on Form 10-Q for the period ended September 24, 1999 or acquired since the date thereof (except as may have been disposed of in the ordinary course of business consistent with past practices prior to the date hereof or in accordance herewith), in each case free and clear of any Lien (as defined below), except Permitted Liens. "Permitted Liens" means (a) Liens reserved against in the September 24, 1999 Balance Sheet, to the extent so reserved, (b) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or that are statutory Liens for Taxes not yet delinquent, (c) those Liens that are set forth in Schedule 3.17 of the Company Disclosure Letter and (d) those Liens that, in the aggregate with all other Permitted Liens, do not and will not materially detract from the value of the properties and assets of any of the Company and its Subsidiaries or materially interfere with the present use thereof.

         Section 3.18 Opinion of Financial Advisor. William Blair & Company L.L.C. (the "Company Financial Advisor") has delivered to the Board of Directors of the Company its opinion to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company's stockholders from a financial point of view (other than the Company Principal), accompanied by an authorization to include a copy of such opinion in the Proxy Materials.

         Section 3.19 Brokers. No broker, finder or investment banker other than the Company Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to the Merger Sub a complete and correct copy of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Merger or any other transactions.

         Section 3.20 Certain Statutes. No "interested shareholder," "fair price," "moratorium," "control share acquisition" or other similar state or federal anti- takeover statute or regulation (each a "Takeover Statute") is, as of the date of this Agreement, applicable to the Merger or any other transactions contemplated by this Agreement. No holder of shares of Common Stock is entitled to exercise dissenters' or appraisal rights pursuant to ss. 14A:11-1 of the NJBC or otherwise.

         Section 3.21 Information. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 5.4) will, at the time of the mailing of the Proxy Statement and any amendments or supplements of the Proxy Statement and at the time of the Company Stockholders Meeting (as defined in Section 5.4), contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for those portions of the Proxy Statement that relate only to Merger Sub or subsidiaries or affiliates of the Merger Sub) will comply as to form in all material respects with the provisions of the Exchange Act.

         Section 3.22 Vote Required. The Requisite Company Vote is the only vote of the holders of any class or series of the Company's capital stock necessary (under the Company Charter Documents, the NJBC, other applicable Law or otherwise) to approve this Agreement, the Merger or the other transactions contemplated by this Agreement.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                                  OF MERGER SUB

         Merger Sub represents and warrants to the Company as follows:

         Section 4.1 Organization. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of New Jersey. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with arranging any financing required to consummate the transaction contemplated hereby. For purposes of this Agreement, "Merger Sub Material Adverse Effect" means any change in or effect on the business, assets, properties, results of operations or condition (financial or otherwise) of Merger Sub that is or could reasonably be expected to be materially adverse to Merger Sub, taken as a whole, or that could reasonably be expected to materially impair the ability of Merger Sub to perform their respective obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby.

         Section 4.2 Binding Obligation. Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by it. This Agreement has been duly authorized, executed and delivered by Merger Sub and, assuming this Agreement constitutes a valid and binding obligation of the other party hereto, constitutes the legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and by equitable principles of general applicability.

         Section 4.3 No Authorization or Consents Required. No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity will be required to be obtained or made by Merger Sub in connection with the due execution and delivery by Merger Sub of this Agreement and the consummation by Merger Sub of the Merger as contemplated hereby other than (i) compliance with applicable requirements of the Exchange Act, (ii) compliance with the HSR Act, (iii) filings with the Secretary of State of New Jersey to effect a recapitalization of Merger Sub prior to the Effective Time, (iv) the filing of the Certificate of Merger in accordance with the NJBC, and (v) where the failure to obtain such authorization, approval or action, or to provide such notice or make such filing, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Merger Sub Material Adverse Effect.

         Section 4.4 Financing Commitments. Merger Sub has delivered to the Company true and complete copies of written commitments of (a) Parthenon Investors, L.P., Chase Capital Partners and The Chase Manhattan Bank, as Trustee for First Plaza Group Trust to provide equity financing in connection with the transactions contemplated hereby (the "Equity Financing Commitments") and (b) Fleet Boston Robertson Stephens Inc. and Fleet National Bank to provide debt financing in connection with the transactions contemplated hereby (the "Debt Financing Commitments"), each in amounts sufficient to consummate the transactions contemplated hereby. The commitment fees set forth in such financing documents which are due and payable as of the date hereof have been paid.

         Section 4.5 No Conflict. The execution and delivery of this Agreement by Merger Sub do not, and the performance of this Agreement by each of Merger Sub will not:

                  (a) conflict with or violate any provision of any Merger Sub Charter Document;

                  (b) assuming that all consents, approvals, authorizations and other actions described in Section 4.3 have been obtained and all filings and obligations described in Section 4.3 have been made, conflict with or violate any foreign or domestic Law applicable to Merger Sub or by which any property or asset of Merger Sub is or may be bound or affected, except for any such conflicts or violations which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Merger Sub Material Adverse Effect; or

                  (c) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Merger Sub under, any Contract to which Merger Sub is a party or by which it or its assets or Properties is or may be bound or affected, except for any such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Merger Sub Material Adverse Effect;

         Section 4.6 Information. None of the information to be supplied by Merger Sub for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 5.4) will, at the time of the mailing of the Proxy Statement and any amendments or supplements of the Proxy Statement and at the time of the Company Stockholders Meeting (as defined in Section 5.4), contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading.

         Section 4.7 Brokers. No broker, finder or investment banker other than PaineWebber is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated hereby based upon arrangements made by or on behalf of Merger Sub.

                                    ARTICLE 5

                                    COVENANTS

         Section 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or with the prior written consent of Merger Sub, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of the Company Subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice and will use its commercially reasonable efforts to, and to cause each Company Subsidiary to, preserve intact the business organization of the Company and each of the Company Subsidiaries, to keep available the services of the present officers and key employees of the Company and the Company Subsidiaries, and to preserve the good will of customers, suppliers and all other persons having business relationships with the Company and the Company Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or disclosed in the Company Disclosure Letter, prior to the Effective Time, the Company will not, and will not permit any Company Subsidiary to, without the prior written consent of Merger Sub:

                  (a) adopt any amendment to the Company Charter Documents or the comparable organizational documents of any Company Subsidiary;

                  (b) except for issuances of capital stock of Company Subsidiaries to the Company or a wholly owned Company Subsidiary, issue, reissue or sell, or authorize the issuance, reissuance or sale of (i) additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issue of Company Shares, in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of Company Stock Options outstanding on the date hereof, or (ii) any other securities in respect of, in lieu of, or in substitution for, Company Shares outstanding on the date hereof;

                  (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between the Company and any wholly owned Company Subsidiary;

                  (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

                  (e) except for (i) increases in salary, wages and benefits of officers or employees of the Company or the Company Subsidiaries in accordance with past practice, (ii) increases in salary, wages and benefits granted to officers and employees of the Company or the Company Subsidiaries in conjunction with new hires, promotions or other changes in job status or increases in salary, wages and benefits to employees of the Company or the Company Subsidiaries pursuant to collective bargaining agreements entered into in the ordinary course of business, increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any Company Subsidiaries) except for year-end bonuses in accordance with past practice, or pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiaries or establish, adopt, enter into, or materially amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable Law; provided, however, that nothing in this Agreement will be deemed to prohibit the payment of benefits as they become payable;

                  (f) acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise) any material assets, including capital stock of Company Subsidiaries (other than the acquisition and sale of inventory or the disposition of used or excess equipment and the purchase of supplies and equipment, in either case in the ordinary course of business consistent with past practice), or enter into any material commitment or transaction outside the ordinary course of business, other than transactions between a wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary;

                  (g) (i) incur, assume or prepay any long-term indebtedness or incur or assume any short-term indebtedness (including, in either case, by issuance of debt securities), except that the Company and the Company Subsidiaries may incur, assume or prepay indebtedness in the ordinary course of business consistent with past practice under existing lines of credit and pursuant to the Credit Agreement, dated as of December 6, 1999, between the Company and certain other parties thereto, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business, or (iii) make any loans, advances or capital contributions to, or investments in, any other person; or

                  (h) terminate, cancel or request any material change in, or agree to any material change in any Contract which is material to the Company and the Company Subsidiaries taken as a whole, or enter into any Contract which would be material to the Company and the Company Subsidiaries taken as a whole, in either case other than in the ordinary course of business consistent with past practice; or make or authorize any capital expenditure or acquisition, other than capital expenditures that are provided for in the Company's budget for the Company and the Company Subsidiaries taken as a whole for such fiscal year (a copy of which budget has been provided to Merger Sub);

                  (i) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or GAAP;

                  (j) waive, release, assign, settle or compromise any material rights, claims or litigation;

                  (k) make any Tax election or settle or compromise any material federal, state, local or foreign income Tax liability; or

                  (l) authorize or enter into any formal or informal written or other agreement or otherwise make any commitment to do any of the foregoing.

         Section 5.2 Other Actions. During the period from the date hereof to the Effective Time, the Company and Merger Sub shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in Article 6 hereof not being satisfied.

         Section 5.3 Notification of Certain Matters. Merger Sub and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which could reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects or (iii) to result in, in the case of Merger Sub, a Merger Sub Material Adverse Effect; and, in the case of the Company, a Material Adverse Effect on the Company, (b) any failure of the Company or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder, (c) any notice or other material communications from any Governmental Entity in connection with the transactions contemplated by this Agreement and (d) the commencement of any suit, action or proceeding that seeks to prevent or seek damages in respect of, or otherwise relates to, the consummation of the transactions contemplated by this Agreement.

         Section 5.4 Proxy Statement.

                  (a) As promptly as practicable after the execution of this Agreement, Merger Sub and the Company shall jointly prepare and the Company shall file with the SEC the proxy statement of the Company (the "Proxy Statement") relating to the special meeting of the Company's stockholders (the "Company Stockholders Meeting") to be held to consider approval and adoption of this Agreement and the Merger. Substantially contemporaneously with the filing of the Proxy Statement with the SEC, copies of the Proxy Statement shall be provided to the National Association of Securities Dealers, Inc. ("NASD"). Merger Sub or the Company, as the case may be, shall furnish all information concerning Merger Sub or the Company as the other party may reasonably request in connection with such actions and the preparation of the Proxy Statement and any other filings required to be made in connection within this Agreement and the transactions contemplated hereby, including, without limitation, a Transaction Statement on Schedule 13E-3 (collectively, the"Other Filings"). As promptly as practicable the Proxy Statement will be mailed to the stockholders of the Company. The Company shall cause the Proxy Statement and the Other Filings to be filed by it to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, including Sections 14(a) and 14(d) thereof and the respective regulations promulgated thereunder, (ii) the Securities Act, (iii) the rules and regulations of the NASD and (iv) the NJBC.

                  (b) The Proxy Statement shall include the recommendation of the Board of Directors of the Company to the stockholders of the Company that they vote in favor of the adoption of this Agreement and the Merger; provided, however, that subject to Section 7.5(b), the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation if the Board of Directors of the Company determines in good faith that failure to so withdraw, modify or change its recommendation would cause the Board of Directors of the Company to breach its fiduciary duties to the Company's stockholders under applicable Laws after receipt of advice to such effect from independent legal counsel (who may be the Company's regularly engaged independent legal counsel). In addition, the Proxy Statement and the Proxy Materials will include a copy of the written opinion of the Company Financial Advisor referred to in Section 3.18.

                  (c) No amendment or supplement to the Proxy Statement will be made without the approval of each of Merger Sub and the Company, which approval shall not be unreasonably withheld or delayed, unless such amendment or supplement to the Proxy Statement is required to be made by the Company under applicable Laws. Each of Merger Sub and the Company will advise the other, promptly after it receives notice thereof, or of any request by the SEC or the NASD for amendment of the Proxy Statement and the Other Filings or comments thereon and responses thereto or requests by the SEC for additional information.

                  (d) The information supplied by the Company for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Materials (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (ii) the time of the Company Stockholders' Meeting, and (iii) the Effective Time, contain any untrue statement of a material fact or fails to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Merger Sub. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the NJBC, the Securities Act and the Exchange Act.

                  (e) The information supplied by Merger Sub for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Materials (or any amendment of or supplement to the Proxy Materials) are first mailed to the stockholders the Company, (ii) the time of the Company Stockholders Meeting, and
(iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Merger Sub or any Merger Sub Subsidiary, or their respective officers or directors, should be discovered by Merger Sub that should be set forth in an amendment or a supplement to the Proxy Statement, Merger Sub shall promptly inform the Company. All documents that Merger Sub is responsible for filing in connection with the transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of NJBC, the Securities Act and the Exchange Act.

                  (f) The information supplied by any party for inclusion in another party's Other Filing will be true and correct in all material respects.

         Section 5.5 Stockholders' Meeting. The Company shall call and hold the Company Stockholders Meeting as promptly as practicable for the purpose of voting upon the adoption of this Agreement and Merger Sub and the Company will cooperate with each other to cause the Company Stockholders Meeting to be held as soon as practicable following the mailing of the Proxy Materials to the stockholders of the Company. The Company shall use its best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the adoption of this Agreement, and shall take all other action necessary or advisable to secure Requisite Company Vote, except, subject to 7.5(b), to the extent that the Board of Directors of the Company determines in good faith that doing so would cause the Board of Directors of the Company to breach its fiduciary duties to the Company's stockholders under applicable Law after receipt of advice to such effect from independent legal counsel (who may be the Company's regularly engaged independent legal counsel).

         Section 5.6 Access to Information; Confidentiality. From the date of this Agreement to the Effective Time, the Company shall (and shall cause subsidiaries to): (i) provide to Merger Sub and Merger Sub (and its respective officers, directors, employees, accountants, consultants, legal counsel, financial advisors, invest ment bankers, financing sources and their respective advisors, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof; and (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and its subsidiaries as Merger Sub or its Representatives may reasonably request. No investigation conducted under this
Section 5.6 shall affect or be deemed to modify any representation or warranty made in this Agreement. Merger Sub agrees that any information furnished pursuant to this Section 5.6 will be subject to the letter agreement, dated July 29, 1999, between the Company and Parthenon Capital (the "Confidentiality Agreement").

         Section 5.7 No Solicitation.

                  (a) The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any Company Subsidiaries or any of its or the Company Subsidiaries' directors, officers, employees, investment bankers, attorneys or other agents or representatives, directly or indirectly, to solicit, initiate or encourage any inquiries or the making of any proposal or provide any information about the Company or the Company Subsidiaries with respect to any merger, consolidation or other business combination involving the Company or the Company Subsidiaries or their respective assets or capital stock (a "Takeover Proposal") or negotiate, explore or otherwise engage in discussions with any person (other than Merger Sub or its directors, officers, employees, agents and representatives) with respect to any Takeover Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided, however, that if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to any Superior Proposal (as defined below), which proposal was not solicited by it and which did not otherwise result from a breach of this Section 5.7, and subject to providing prior written notice of its decision to take such action to Merger Sub and compliance with the other requirements of this Section 5.7, (i) furnish information with respect to the Company and the Company Subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement no less favorable to the Company than the confidentiality agreement previously entered into by the Company and Merger Sub (as determined in good faith by the Company based on the advice of its outside counsel) and (ii) participate in discussions or negotiations regarding such Superior Proposal.

                  (b) Except as expressly permitted by this Agreement, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Merger Sub, the approval or recommendation by the Board of Directors of the Company or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause the Company to enter into any Acquisition Agreement.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.7, the Company shall promptly advise Merger Sub orally and in writing of any request for information or any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal (and any amendments or proposed amendments thereto) and the identity of the person making such request or Takeover Proposal.

                  (d) Nothing contained in this Section 5.7 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel and based as to legal matters on the written advice of the Company's independent legal counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, except as contemplated by clause
(b) of this Section 5.7, neither the Company nor the Board of Directors of the Company nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

                  (e) For purposes of this Agreement:

                           (i) "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction, for consideration to the Company's stockholders consisting of cash and/or securities, all of the shares of the Company's capital stock then outstanding or all or substantially all the assets of the Company, on terms which the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party.

                           (ii) "Acquisition Agreement" means any letter of intent, agreement in principle, acquisition agreement or other similar agreement, contract or commitment related to any Takeover Proposal.

         Section 5.8 Directors' and Officers' Indemnification and Insurance.

                  (a) Merger Sub agrees that all rights to indemnification now existing in favor of any employee, agent, director or officer of the Company and the Company Subsidiaries (the "Indemnified Parties") as provided in their respective charters or by-laws, in an agreement between an Indemnified Party and the Company or one of the Company Subsidiaries, or otherwise in effect on the date hereof shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Merger Sub also agrees that the Surviving Corporation shall indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of the Company Subsidiaries or as trustees or fiduciaries of any plan for the benefit of employees, or otherwise on behalf of, the Company or any of the Company Subsidiaries, occurring prior to the Effective Time including the transactions contemplated by this Agreement. Without limiting of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, the Surviving Corporation will pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

                  (b) Merger Sub agrees that from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 150% of the last annual premium paid by the Company prior to the date hereof and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.8(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

         Section 5.9 Reasonable Best Efforts. Subject to the terms and conditions provided in this Agreement and to applicable legal requirements, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, in the case of the Company, consistent with the fiduciary duties of the Company's Board of Directors, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, (i) all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in
Article 6 are satisfied; (ii) to consummate and make effective the transactions contemplated by this Agreement; and (iv) cause the Effective Time to take place promptly following shareholder approval of the Merger and in no instance later than the date referred to in Section 7.1(b). If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         Section 5.10 Consents; Filings; Further Action.

                  (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated hereby, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Merger Sub or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, (iii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated hereby required under (A) the Securities Act, the Exchange Act and any other applicable federal or Blue Sky Laws, (B) the HSR Act, (C) the NJBC, (D) any other applicable Law and (E) the rules and regulations of NASD. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting party or to any voluntary delay of the consummation of the Merger and the other transactions contemplated hereby at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed.

                  (b) Notwithstanding the foregoing, nothing in this Section
5.10 shall require, or be construed to require, Merger Sub or the Company, in connection with the receipt of any regulatory approval, to proffer to, or agree to (A) sell or hold separate and agree to sell, divest or to discontinue to or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Merger Sub, the Company or any of their respective affiliates (or to the consent to any sale, or agreement to sell, or discontinuance or limitation by Merger Sub or the Company, as the case may be, of any of its assets or businesses) or (B) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case, could reasonably be expected to result in a Merger Sub Material Adverse Effect or a Material Adverse Effect on the Company or to materially and adversely impact the economic or business benefits to such party of the transactions contemplated by this Agreement.

         Section 5.11 Public Announcements. The initial press release concerning the Merger shall be a joint press release and, thereafter, Merger Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the requirements of NASD, in which case the issuing party shall use its reasonable best efforts to consult with the other parties before issuing any such release or making any such public statement.

         Section 5.12 Stock Exchange Listings and De-Listings. The parties shall use their reasonable best efforts to cause the Surviving Corporation to cause the Company Common Stock to be de-listed from NASD and de-registered under the Exchange Act as soon as practicable following the Effective Time.

         Section 5.13 Expenses. Except as otherwise provided in Section 7.5(b) and (d), whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated hereby shall be paid by the party incurring those Expenses.

         Section 5.14 Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated hereby, each of Merger Sub and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

         Section 5.15 Employee Benefit Arrangements.

                  (a) Merger Sub agrees that the Company and the Company Subsidiaries will honor, and, from and after the Effective Time, the Surviving Corporation will honor, in accordance with their respective terms as in effect on the date hereof, the employment, severance and bonus agreements and arrangements to which the Company and the Company Subsidiaries, as applicable, are a party and which are set forth on Schedule 3.10.

                  (b) Merger Sub agrees that for a period of one year following the Effective Time, the Surviving Corporation shall continue the (i) compensation (including bonus and incentive awards) programs and plans and (ii) employee benefit and welfare plans, programs, contracts, agreements and policies (including insurance and pension plans but not including stock option or any other equity-based plan or program), fringe benefits and vacation policies which are currently provided by the Company; provided that notwithstanding anything in this Agreement to the contrary the Surviving Corporation shall not be required to maintain any individual plan or program so long as the benefit plan and agreements maintained by the Surviving Corporation are, in the aggregate, not materially less favorable than those provided by the Company immediately prior to the date of this Agreement; and, provided, further, that nothing in this sentence shall be deemed to limit or otherwise affect the right of the Surviving Corporation to terminate employment or change the place of work, responsibilities, status or designation of any employee or group of employees as the Surviving Corporation may determine in the exercise of its business judgment and in compliance with applicable laws.

         Section 5.16 Issuance of Class C Preferred Stock. The Company shall promptly adopt and file with the Secretary of State of New Jersey a resolution establishing and designating 200,000 shares of the Class C Preferred Stock having the relative rights, preferences and limitations set forth in Exhibit A hereto. As part of the Company's plan of recapitalization, upon the surrender of shares of Common Stock by the Principal Stockholder, the Company shall promptly issue an equal number of shares of Class C Preferred Stock, without any additional consideration therefor, such shares of Class C Preferred Stock to be validly issued, fully paid and non-assessable. The shares of Common Stock so exchanged shall be treasury shares.

         Section 5.17 Solvency Matters. The Company shall provide to its Board of Directors and Merger Sub any reports or opinions relating to the solvency of the Surviving Corporation that are prepared in connection with the financing pursuant to the Debt Financing Commitments and shall cause such reports and opinions to be addressed to the Board of Directors of the Company.

                                    ARTICLE 6

                                   CONDITIONS

         Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                  (a) Stockholder Approval. This Agreement and consummation of the Merger shall have been duly approved and adopted by the holders of outstanding Common Stock by the Requisite Company Vote.

                  (b) Governmental Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (c) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, order injunction or decree (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated hereby or that, individually or in the aggregate with all other such Laws, orders injunctions or decrees, could reasonably be expected to result in a Merger Sub Material Adverse Effect or a Material Adverse Effect on the Company, and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Law, order injunction or decree.

         Section 6.2 Conditions to Obligations of Merger Sub. The obligation of Merger Sub to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date are also subject to the satisfaction or waiver by Merger Sub at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Merger Sub shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of the Company contained in this Agreement are so qualified) signed on behalf of the Company by an executive officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Merger Sub shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

                  (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect on the Company and Merger Sub shall have received a certificate of an executive officer of the Company to such effect.

                  (d) Financing. The Surviving Corporation shall have obtained the debt financing necessary to consummate the Merger, to pay all fees and expenses in connection therewith, refinance existing indebtedness of the Company and to provide working capital for the Surviving Corporation pursuant to the Debt Financing Commitments or other substantially equivalent financing.

                  (e) Consents Under Agreements. The Company shall have obtained the consent, approval or waiver of each person whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by this Agreement, except those for which the failure to obtain such consent, approval or waiver, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on the Company.

                  (f) Company Voting Agreement. The Company Principal shall have performed in all material respects all obligations required to be performed by him under the Company Voting Agreement prior to the Closing Date.

         Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger and consummate the other transactions contemplated hereby to be consummated on the Closing Date is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Merger Sub set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and the representations and warranties of Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as the representations and warranties of Merger Sub contained in this Agreement are so qualified) signed on behalf of Merger Sub by an executive officer of Merger Sub to such effect.

                  (b) Performance of Obligations of Merger Sub. Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Merger Sub by an executive officer of Merger Sub to such effect.

                  (c) Material Adverse Effect. Since the date of this Agreement, there shall have been no Merger Sub Material Adverse Effect and the Company shall have received a certificate of an executive officer of Merger Sub to such effect.

                  (d) Consents Under Agreements. Merger Sub shall have obtained the consent, approval or waiver of each person whose consent, approval or waiver shall be required in order to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents, approval or waiver, individually or in the aggregate, could not reasonably be expected to result in a Merger Sub Material Adverse Effect.


                                    ARTICLE 7

                                   TERMINATION

         Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

                  (a) by mutual written consent of Merger Sub and the Company duly authorized by their respective boards of directors;

                  (b) by either Merger Sub or the Company, if the Effective Time shall not have occurred on or before June 30, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by either Merger Sub or the Company, if any order injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction or Governmental Entity and shall have become final and nonappealable;

                  (d) by Merger Sub, if (i) the Board of Directors of the Company withdraws, modifies or changes its approval or recommendation of this Agreement in a manner adverse to Merger Sub or shall have resolved to do so,
(ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Takeover Proposal or shall have resolved to do so, or (iii) a tender offer or exchange offer for any outstanding shares of capital stock of the Company is commenced and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); or (iv) the Company fails to promptly mail the Proxy to the stockholders after receiving SEC approval;

                  (e) by Merger Sub or the Company, if this Agreement shall fail to receive the Requisite Vote for adoption at the Company Stockholders Meeting or any adjournment or postponement thereof;

                  (f) by Merger Sub, upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in either of Section 6.2(a) or 6.2(b) would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, the Merger Sub may not terminate this Agreement under this Section 7.1(f);

                  (g) by the Company, upon breach of any material representation, warranty, covenant or agreement on the part of Merger Sub set forth in this Agreement, or if any representation or warranty of Merger Sub shall have become untrue, in either case such that the conditions set forth in either of Section 6.3(a) or 6.3(b) would not be satisfied (a "Terminating Merger Sub Breach"); provided, however, that, if such Terminating Merger Sub Breach is curable by Merger Sub through its reasonable best efforts and for so long as Merger Sub continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 7.1(g);

                  (h) by the Company, if the Board of Directors of the Company shall, following receipt of advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel) that failure to so terminate would cause the Board of Directors of the Company to breach its fiduciary duties under applicable Laws and, on or prior to such date, any person or group (other than Merger Sub) shall have made a public announcement or otherwise communicated to the Company and its stockholders with respect to a Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(h) until five business days have elapsed following delivery to Merger Sub of written notice of such determination of the Company (which written notice will inform Merger Sub of the material terms and conditions of the Superior Proposal); provided, further, however, that such termination under this Section 7.1(h) shall not be effective until the Company has made payment to Merger Sub of the amounts required to be paid pursuant to Section 7.5(b).

         Section 7.2 Effect of Termination. Except as provided in Section 8.2, in the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Merger Sub or the Company or any of their respective Representatives, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Sections 7.5(b) and
(c); provided, however, that nothing in this Agreement shall relieve any party from liability for the breach of any of its representations and warranties or any of its covenants or agreements set forth in this Agreement.

         Section 7.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided that, after the approval of this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Company Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section 7.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained in this Agreement. Any waiver of a condition set forth in Section 6.1, or any determination that such a condition has been satisfied, will be effective only if made in writing by each of the Company and Merger Sub and, unless otherwise specified in such writing, shall thereafter operate as a waiver (or satisfaction) of such conditions for any and all purposes of this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         Section 7.5 Expenses following Termination.

                  (a) Except as set forth in this Section 7.5, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 5.13. For purposes of this Agreement, "Expenses" consist of all out-of-pocket expenses (including all fees, commitment fees and expenses of counsel, accountants, commercial and investment bankers, lenders, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf to the extent directly related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated hereby up to a maximum of $1,000,000.

                  (b) The Company agrees that, if (i) the Company shall terminate this Agreement pursuant to Section 7.1(h), (ii) Merger Sub shall terminate this Agreement pursuant to Section 7.1(d), or (iii) (A) Merger Sub shall terminate this Agreement pursuant to Section 7.1(e) due to the failure to obtain the approval of the Company's stockholders at the Company Stockholders' Meeting and (B) at the time of such failure, any person shall have made a public announcement or otherwise communicated to the Company and its stockholders with respect to a Takeover Proposal with respect to the Company, then in accordance with Section 7.5(c), after such termination, or in the case of clause (iii) after the consummation of such Takeover Proposal, the Company shall pay to Merger Sub an amount equal to Merger Sub's documented Expenses in connection with this Agreement and the transactions contemplated hereby and a termination fee in the amount of $7,000,000 (collectively, such Expenses and such fee, the "Termination Amount"), which Termination Amount shall be exclusive of any Expenses paid pursuant to Section 5.13.

                  (c) Any payment required to be made pursuant to Section 7.5(b) shall be made to Merger Sub by the Company not later than two business days after delivery to the Company by Merger Sub of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by Merger Sub.

                  (d) The Company agrees that it shall pay to Merger Sub an amount equal to Merger Sub's documented Expenses directly related to this Agreement and the transactions contemplated hereby if this Agreement is terminated pursuant to 7.1(e) or 7.1(f), and Merger Sub agrees that it shall pay to the Company an amount equal to the Company's documented Expenses directly related to this Agreement and the transactions contemplated hereby if this Agreement is terminated pursuant to Section 7.1(g).

                  (e) The Company acknowledges that the agreements contained in this Section 7.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Merger Sub would not enter into this Agreement; accordingly, if the Company fails to pay promptly the Termination Amount, and, in order to obtain such payment, Merger Sub commences a suit which results in a judgment against the Company for the Termination Amount, the Company shall pay to Merger Sub's Expenses in connection with such suit, together with interest on the amount of the Termination Amount at the prime rate of Fleet National Bank in effect on the date such payment was required to be made.

                                    ARTICLE 8

                                  MISCELLANEOUS

         Section 8.1 Certain Definitions. For purposes of this Agreement:

                  (a) The term "affiliate," as applied to any person, means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

                  (b) The term "business day" means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time. In computing any time period under this Agreement, the date of the event which begins the running of such time period shall be included except that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

                  (c) The term "including" means, unless the context clearly requires otherwise, including but not limited to the things or matters named or listed after that term.

                  (d) The term "knowledge," as applied to the Company or the Merger Sub, means the knowledge of the executive officers of the Company or the Merger Sub, as the case may be.

                  (e) The term "person" shall include individuals, corporations, limited and general partnerships, trusts, limited liability companies, associations, joint ventures, Governmental Entities and other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

                  (f) The term "subsidiary" or "subsidiaries" means, with respect to the Merger Sub, the Company or any other person, any entity of which the Merger Sub, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests constituting more than 50% of the voting or economic interest in such entity.

         Section 8.2 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered under this Agreement shall terminate at the Effective Time or upon the termination of this Agreement under Section 7.1, as the case may be, except that the agreements set forth in Articles 1 and 2 and Sections 5.8 and 5.13 shall survive the Effective Time, those set forth in Sections 5.6, 7.2 and 7.5 and this Article 8 shall survive termination of this Agreement and those set forth in Section 5.13 shall survive for a period of one year after termination of this Agreement. Each party agrees that, except for the representations and warranties contained in this Agreement and the Company Disclosure Letter, no party to this Agreement has made any other representations and warranties, and each party disclaims any other representations and warranties, made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other Representatives with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery of disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

         Section 8.3 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         Section 8.4 Governing Law and Venue; Waiver of Jury Trial.

                  (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES, EXCEPT THAT NEW JERSEY LAW SHALL APPLY TO THE EXTENT REQUIRED IN CONNECTION WITH THE EFFECTUATION OF THE MERGER. The parties irrevocably submit to the jurisdiction of the federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement and by those documents, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject to this Agreement or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.5 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDI TIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4.

         Section 8.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                  if to Merger Sub:

                  WM Acquisition, Inc.
                  c/o Parthenon Capital
                  200 State Street
                  Boston, MA  02109
                  Attention:  John Rutherford
                  Fax:  (617) 478-7010

                  with copies to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention:  James M. Dubin, Esq.
                  Fax:  (212) 757-3990

                  and

                  Chase Capital Partners
                  380 Madison Avenue
                  New York, New York  10017
                  Attention: Christopher C. Behrens
                  Fax: (212) 622-3755


                  with copies to:

                  O'Sullivan, Graev & Karabell
                  30 Rockefeller Plaza
                  New York, New York 10112
                  Attention: William B. Kuesel, Esq.
                  Fax: (212) 408-2420

                  if to the Company:

                  Fred B. Gross
                  333 Harper Drive
                  Moorestown, NJ  08057
                  Attention:
                  Fax:  (856) 533-3104

                  with copies to:

                  Morgan, Lewis & Bockius, LLP
                  502 Carnegie Center
                  Princeton, New Jersey 08540
                  Attention: Steven M. Cohen, Esq.
                  Fax: (609) 919-6639

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

         Section 8.6 Entire Agreement. This Agreement (including any exhibits and annexes to this Agreement), the Company Disclosure Letter and the Merger Sub Disclosure Letter constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement.

         Section 8.7 No Third Party Beneficiaries. Except as provided in Section
5.8 this Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

         Section 8.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

         Section 8.9 Interpretation. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a section, exhibit or annex, that reference shall be to a section of or exhibit or annex to this Agreement unless otherwise indicated. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 8.10 Assignment. This Agreement shall not be assignable by operation of law or otherwise without the prior written consent of the other party hereto.

         [The remainder of this page has been left intentionally blank]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.


                                        WM ACQUISITION, INC.


                                        By:       /s/ Drew Sawyer
                                             -----------------------------
                                             Name:    Drew Sawyer
                                             Title:   Vice President


                                        WILMAR INDUSTRIES, INC.


                                        By:       /s/ Fred B. Gross
                                             -----------------------------
                                             Name:    Fred B. Gross
                                             Title:   Vice President

                                    EXHIBIT A


                        Terms of Class C Preferred Stock


Liquidation Preference:       $.10 per share

Dividend:                     Shares pro rata with Common Stock

Voting: On any matter submitted to stockholders, one vote per share, voting with Common Stock, except as otherwise required by the NJBC.